UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: Date of Earliest Event Reported:	September 28, 2000 September 15, 2000
BOISE CASCADE CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-5057 (Commission File Number)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)
208/384-6161 (Registrant's telephone number, including area code)
Item 5.	Other Events

Boise Cascade issued a news release on September 15, 2000, announcing that its wholly owned subsidiary, Boise Cascade Office Products, had reached an agreement in principle to acquire the Blue Star Business Supplies Group of US Office Products in Australia and New Zealand. A copy of the news release is filed as Exhibit 99.1.

Boise Cascade issued a news release on September 28, 2000, announcing that Boise Cascade Office Products had formed a joint venture with Guilbert S.A. of France to provide global service capabilities for both companies' customers. Boise Cascade also announced the sale of BCOP's European direct-marketing and contract stationer operations to Guilbert. A copy of the news release is filed as Exhibit 99.2.

After-tax proceeds from the 380 million euros sale of BCOP's European direct-marketing and contract stationer operations to Guilbert will be used to cover the purchase of the Blue Star Business Supplies Group (approximately US$115 million), reduce debt, and for general corporate purposes.

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.
Exhibit 99.1	News release issued by the company on September 15, 2000.
Exhibit 99.2	News release issued by the company on September 28, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BOISE CASCADE CORPORATION By Karen E. Gowland
Karen E. Gowland Vice President and Corporate Secretary

Date: September 28, 2000

EXHIBIT INDEX

Number 99.1	Description News Release Issued by the Company on September 15, 2000	Page Number
99.2	News Release Issued by the Company on September 28, 2000